SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2006

Colombia Goldfields Ltd.

(Exact name of registrant as specified in its charter)

Delaware	000-51013	76-0730088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

#208-8 King Street East, Toronto, Ontario Canada	M5C 1B5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 203-3856

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On January 12, 2006, we entered into a Stock Purchase Agreement with Investcol Limited ("Investol") and RNC (Colombia) Limited (the "Agreement"). RNC is a subsidiary of Investcol that is the beneficial holder of 94.99% of the issued and outstanding stock of Compania Minera de Caldas S.A. ("Caldas"), a Colombia corporation that (i) owns certain mining rights, (ii) has options to acquire mining rights and (iii) has exclusive rights to evaluate certain properties, all located in the Zona Alta portion of the Marmato project in Colombia. Pursuant to this Agreement, we acquired 50% of the issued and outstanding stock of RNC (Colombia) Limited, a Belize corporation ("RNC") and have an option to acquire the remaining 50% of the issued and outstanding stock of RNC. On August 22, 2006, the parties executed the First Amendment to the Stock Purchase Agreement (the “First Amendment”) in order to revise the consideration required to exercise our option to acquire the remaining 50% of the issued and outstanding stock of RNC.

Subject to the revised terms set forth in the First Amendment, we have the option to acquire an additional 25% interest in RNC, resulting in us owning 75% of RNC, in exchange for the following consideration:
(i)	the issuance of 4,200,000 shares of our common stock to Investcol,
(ii)	payment of $200,000 to Investcol,
(iii)	a commitment to provide a $5,000,000 non-interest bearing demand loan in full to RNC no later than December 31, 2006, and
(iv)	a commitment to provide sufficient funds to RNC in order to complete a feasibility study on the Marmato Mountain Project.

In connection with the execution of the First Amendment, we exercised our option to acquire an additional 25% interest in RNC, resulting in us owning 75% of RNC. In consideration for the acquisition of this additional 25% interest in RNC, we paid Investcol $200,000 and issued them 4,200,000 shares of our common stock. We have also undertaken a commitment to provide a $5,000,000 non-interest bearing demand loan in full to RNC no later than December 31, 2006 and sufficient funds necessary to complete a feasibility study.

Subject to the revised terms set forth in the First Amendment, we have the option to acquire the final 25% interest in RNC until May 1, 2009, resulting in us owning 100% of RNC, in consideration for the issuance of 4,000,000 shares of our common stock to Investcol and payment of cash in an amount equal to the lesser of 25% of the value of Caldas as determined by a bankable feasibility study or $15,000,000. The cash component of the purchase price could be payable in shares of our common stock.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

On August 22, 2006, we issued 4,200,000 shares of our common stock to Investcol Limited as part of the consideration upon exercise of our option to acquire an additional twenty-five percent (25%)

of the issued and outstanding stock of RNC, resulting in us owning 75% of RNC. These shares were issued pursuant to Section 4(2) of the Securities Act. We did not engage in any general solicitation or advertising. The stock certificate was issued with the appropriate legends affixed to the restricted stock.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 First Amendment to Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colombia Goldfields Ltd.

/s/ J. Randall Martin
J. Randall Martin
President and Chief Executive Officer

Date: August 24, 2006